Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-20523) of Vail Resorts, Inc. of our report dated July 9, 2004 relating to the financial statements of the Vail Resorts 401(k) Retirement Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

July 12, 2004